Exhibit 23.2

                          Consent Of Financial Advisor

     The Mentor Group, Inc. hereby consents to references to and the inclusion of our opinion dated as of January 18, 2001 in its entirety in the Prospectus and Proxy Statement to be distributed to Travelzoo.com Corporation stockholders in connection with the merger of Travelzoo.com Corporation and Travelzoo Inc.



April 23, 2001
                                    The Mentor Group, Inc.



                                    /s/ Davis Blaine
                                    ---------------------------
                                    Chairman